Stock Purchase Agreement
                                                                    Page 2 of 12


                            STOCK PURCHASE AGREEMENT
                                     BETWEEN
                           THE LIPOSOME COMPANY, INC.
                                       AND
                           ROSS FINANCIAL CORPORATION

April 23, 1997


Ross Financial Corporation
c/o Dart Management Ltd.
P.O. Box 31363 S.M.B.
Grand Cayman, Cayman Islands
British West Indies

Ladies and Gentlemen:

      The Liposome Company, Inc., a Delaware corporation (the "Company"), is willing to sell to you, and you have agreed to purchase, one million (1,000,000) shares (the "Shares") of the Company's authorized but unissued common stock, $.01 par value (the "Common Stock"), at a price of twenty and 0.875 dollars ($20.875) per share of Common Stock, on the following terms and conditions:

1.   Registration Rights.

(a)  Definitions.  For purposes of this Section 1:

          (i) The terms "register," "registration" and "registered" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

          (ii) The term "Registrable Securities" means: (A) the Shares and (B) any Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend, satisfaction of a dividend obligation or other distribution with respect to, in exchange for, or in replacement of, the Shares (or any Common Stock issued or issuable upon the exercise thereof), which, in the case of either (A) or (B), are at the time restricted securities under Rule 144 or its equivalent;

          (iii) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of Shares then outstanding and the number of shares of Common Stock issuable pursuant to then-exercisable or readily convertible securities which upon issuance would be, Registrable Securities; and

          (iv) The term "Purchaser" means any person owning or having the right to acquire Registrable Securities or any permitted transferee thereof in accordance with section 2 hereof.

(b)  Request for Registration.

          (i) If the Company shall receive at any time after the Closing Date, but prior to the expiration of one (1) year from the date hereof, a written request from the Purchaser that the Company file a registration statement covering all of the Registrable Securities then outstanding, then the Company shall file and process to effectiveness (and maintain in effect for a period of not less than the remainder of such one (1)-year period) a registration statement on Form S-3 (or any successor similar form under the Securities Act) to permit the sale of the Registrable Securities by the Purchaser; provided, however, that the Company shall in no event be required to register shares pursuant to this section unless the number of Registrable Securities then outstanding exceeds twenty-five thousand (25,000) shares.

          (ii) At any time prior to the effective date of any registration statement prepared or to be prepared pursuant to a request by the Purchaser under this section, the Company may decline to effect the registration of the Registrable Securities hereunder; provided, however, that all of the Registrable Securities otherwise to be registered pursuant to this section are simultaneously included in another registration of the Company's securities, which shall occur no later than thirty (30) days following the proposed effective date of the registration statement, in which event the registration of the Registrable Securities shall be treated as a registration under this section (except that there shall be no minimum number of Registrable Securities that may be included in such offering).

 (c) Incidental Registration.

          (i) If (but without any obligation to do so) the Company proposes to register any shares of Common Stock under the Securities Act in connection with an underwritten public offering of such securities (other than a registration relating solely to the sale of securities to participants in a stock plan of the Company, or a registration which does not relate to shares of Common Stock, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give the Purchaser written notice of such registration. Upon the written request of the Purchaser given within ten (10) days after receipt of such notice from the Company, the Company shall, subject to the provisions of this subsection 1(c), use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that the Purchaser has requested be registered.

          (ii) In connection with any offering subject to subsection 1(c)(i) involving an underwriting of shares being issued by the Company, the Company shall not be required under this subsection 1(c) to include any of the Purchaser's securities in such underwriting unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company. If the Purchaser holds Registrable Securities that have not been registered under subsection 1(b), and if the Company's offering is to be registered on a form that also permits registration of securities offered by selling shareholders, the Purchaser shall be entitled to include in the offering all or any portion of its Registrable Securities that have not been previously registered.

(d) Obligations of the Company. Whenever required under this section 1 to effect the registration of any Registrable Securities, the Company shall, from and after the effective date of the applicable registration statement:

          (i) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (ii) Furnish to the Purchaser such numbers of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Purchaser;

          (iii) Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably requested by the Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (iv) Notify the Purchaser at any time when the Purchaser informs the Company that it intends to deliver a prospectus relating thereto for the purpose of offering or selling any Registrable Securities covered by such registration statement, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, after which the Company will promptly amend the prospectus, and the Purchaser agrees not to deliver the prospectus until such amendment has been declared effective;

          (v) Furnish, at the request of the Purchaser requesting registration of Registrable Securities pursuant to subsection 1(c), on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to subsection 1(c), an opinion, dated such date, of the Company's counsel for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Purchaser; and

          (vi) List the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities are listed or qualify the Registrable Securities being registered for inclusion on the Nasdaq National Market System if the Company does not have a class of equity securities listed on a national securities exchange.

(e) Purchaser's Obligation to Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this section 1 that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it, any investment banker, broker or other agent retained by the Purchaser to assist it in selling the Registrable Securities, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of its Registrable Securities.

(f) Expenses of Registration. Except as otherwise provided herein, all expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with the registration, filings or qualifications pursuant to this section 1, including, without limitation, all registration filing and qualification fees, printing and accounting fees and fees and disbursements of the Company's counsel, shall be borne by the Company. Notwithstanding the foregoing, all underwriting discounts and selling commissions applicable to the Registrable Securities covered by any registration and all fees and disbursements of special counsel to the Purchaser shall be borne by the Purchaser, in proportion to the number of Registrable Securities sold by the Purchaser, and if any applicable state securities laws require the Purchaser to share the expenses of the offering with the Company, then the Purchaser shall share such expenses in accordance with the applicable law of such state.

(g) Delay of Registration. So long as the Company has given every notice required by this section 1, the Purchaser shall not have any right to take any action to restrain or otherwise delay any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this section 1.

(h) Indemnification. In the event any Registrable Securities are included in a registration statement under this section 1:

          (i) To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, the officers and directors of the Purchaser, any underwriter (as defined in the Securities Act) for the Purchaser and each person, if any, who controls the Purchaser or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. The Company will reimburse the Purchaser, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this clause (i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser, or by any officer, director, underwriter or controlling person of the Purchaser.

          (ii) To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, each agent and any underwriter for the Company or any person who controls such underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, agent or underwriter, director or officer or controlling person thereof, may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser or by any officer, director, underwriter or controlling person of the Purchaser expressly for use in connection with such registration; and the Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter, officer, director or controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this clause (ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld.

          (iii) Promptly after receipt by an indemnified party under this subsection 1(h) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this subsection 1(h), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, reasonably satisfactory to the indemnifying party, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this subsection 1(h), but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this subsection 1(h).

          (iv) The obligations of the indemnifying party under this subsection 1(h) shall survive the completion of any offering of Registrable Securities in a registration statement under this subsection 1(h) and otherwise.

(i) Reports Under the Exchange Act. With a view to making available to the Purchaser the benefits of Rule 144, the Company agrees to:

          (i) make and keep public information available at all times, as those terms are understood and defined in Rule 144;

          (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (iii) furnish to the Purchaser, so long as it owns any Registrable Securities, forthwith upon request (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC which permits the selling of any such securities without registration.

2.   Restrictions on Transfer.

(a) The rights contained in this Agreement, including the registration rights, may be transferred by the Purchaser only to one of its "Affiliates", as determined under Rule 12b-2 of the General Rules and Regulations under the Exchange Act. Prior to such transfer, the Company shall be furnished with prior written notice of the name and address of such transferee, the Company shall give its prior written consents to such transfer, which consent shall not be unreasonably withheld, and such transferee shall agree to be bound by the terms and provisions of this Agreement.

(b) Except pursuant to the requirements of Rule 144, the Shares may not be sold or otherwise disposed of except as follows:

          (i) to a person or persons who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom the Shares may legally be transferred without registration and without the delivery of a current prospectus with respect thereto; or

          (ii) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities (as to which a registration statement under the Securities Act shall then be in effect) and the offering thereof for such sale or disposition.

(c) The Purchaser will not knowingly sell or otherwise transfer more than one-third of the Shares to a single purchaser or group of purchasers without the Company's prior written consent and will not knowingly sell or otherwise transfer any Shares to a purchaser or group of purchasers that owns ten percent (10%) of the Company's outstanding shares of Common Stock at the time of such transfer. At any time that the Purchaser owns more than forty thousand (40,000) shares of Common Stock, the Purchaser will not engage in a transaction resulting in the merger of the Purchaser with, or transfer of control of the Purchaser to, any person or group of persons that would, following such transaction, own, directly or indirectly, more than ten percent (10%) of the Company's outstanding shares of Common Stock

(d) This Agreement shall inure to the benefit of the Company and the Purchaser and, with respect to the provisions of subsection 1(h) hereof, the several parties (in addition to the Company and the Purchaser) indemnified under the provisions of said subsection 1(h), and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Purchaser.

(e) The Company acknowledges that it is aware that the Purchaser may purchase or sell shares of Common Stock for long or short account on the Nasdaq National Market or otherwise, at such times and prices and on such terms as the Purchaser deems advisable, and that such purchases or sales, if commenced, may be discontinued at any time.

3.   Representations of the Purchaser.

(a) The Purchaser is an Accredited Investor within the meaning of Regulation D of the rules and regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act").

(b) The Purchaser is a corporation duly organized and validly existing under the laws of the Cayman Islands, is in good standing under such laws, and has all requisite corporate powers and authority to enter into this Agreement.

(c) The Purchaser is a closely-held corporation, all of whose outstanding shares of Common Stock are owned by Kenneth Dart, an individual residing in the Cayman Islands.

(d) On or prior to the Closing Date, the Purchaser will have taken all action necessary for the authorization, execution, delivery and performance of this Agreement.

(e) The Purchaser has (i) carefully reviewed this Agreement, and any other written statements and documents delivered to the Purchaser; (ii) received satisfactory response from the Company as to all matters about which the Purchaser has inquired relating to this Agreement, and other documents described above and relating to the Company's business condition, prospects and plans; and (iii) visited the Company's business location and received all information requested from the Company and had access to all information and personnel that the Purchaser deemed necessary to evaluate the merits and risks of acquiring the Shares.

(f) The Purchaser (i) has had the risks involved in the investment represented by this Agreement explained; (ii) has knowledge and experience in financial and business matters to evaluate the merits and risks of the investment represented by this Agreement; (iii) is able to bear the economic risk of the investment represented by this Agreement (including a complete loss of this investment); and (iv) has determined that this investment is suitable for the Purchaser in light of the Purchaser's financial circumstances and available investment opportunities.

(g) The Purchaser is acquiring the Shares for its own account and with its general assets for the purpose of investment and not with a view to the resale, transfer or distribution thereof, and has no present intention of selling, transferring, negotiating or otherwise disposing of any Shares. The Purchaser is acquiring the Shares in conformity with Federal Regulation 16 CFR 802.9 solely for the purpose of investment in accordance with that regulation.

(h) The Purchaser understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or pursuant to an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. Accordingly, the Purchaser will not offer or sell any of the Shares except pursuant to an effective registration statement under the Securities Act or in one or more transactions that do not require registration under the Securities Act.

 (i) The Purchaser, together with its "Affiliates" and "Associates," as determined under Rule 12b-2 of the General Rules and Regulations under the Exchange Act, will not purchase or otherwise acquire from any source for a period of one (1) year from the date of this Agreement, shares of Common Stock that cause the Purchaser, together with its Affiliates and Associates, to own more than twenty-five percent (25%) of the then outstanding shares of Common Stock, without the prior written consent of the Company.

 (j) The Company shall place conspicuously upon each certificate representing the Shares a legend substantially in the following form, the terms of which are agreed to by the Purchaser:

     "The securities represented by this certificate have been issued without registration or qualification under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws (the "State Acts"). Such securities may not be sold, assigned, transferred or otherwise disposed of, beneficially or on the records of the company, unless the securities represented by this certificate have been registered or qualified under the Securities Act and the applicable State Acts or there has been delivered to the company an opinion of counsel, satisfactory to the company, to the effect that such registration and qualification are not required."

(k) The Purchaser has not retained any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees for which the Company may be liable in connection with the transactions contemplated by this Agreement.

4.   Representations of the Company.

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or earnings of the Company and its subsidiaries, taken as a whole).

(b) The Company has all requisite corporate power to enter into this Agreement and to sell the Shares and to carry out and perform its obligations under the terms of this Agreement.

(c) All corporate action on the part of the Company, its directors and stockholders, necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein, and for the authorization, issuance and delivery of the Agreement and the Shares has been taken. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to the discretion of a court in granting equitable relief or specific performance and except to the extent that such enforceability may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and except to the extent any consent of or filing with any governmental authority is required in connection with the resale of the Shares. Except as provided in the preceding sentence, the execution, delivery and performance by the Company of this Agreement and compliance therewith and the issuance and sale of the Shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or federal law to which the Company is subject, the Company's Certificate of Incorporation or By-Laws, the certificate of designation relating to the shares of Preferred Stock (the "Certificate of Designation"), or any mortgage, indenture, agreement, instrument, judgment, decree, or order to which the Company is a party or by which it is bound.

(d) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and no holder thereof is or will be subject to personal liability solely by reason of being such a holder.

(e) The Shares have been duly authorized and, when issued in accordance with this Agreement, such Shares will be validly issued, fully paid and non-assessable; no holder thereof will be subject to personal liability solely by reason of being such a holder; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been validly and sufficiently taken.

(f) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act, the securities or Blue Sky laws of the various states and the Nasdaq National Market) is required for the valid authorization, issuance and delivery of the Shares or the execution, delivery or performance of this Agreement by the Company, except such filings as shall have been made prior to the Closing.

(g) The Company has neither paid nor given, nor will pay or give, directly or indirectly, any commission or other remuneration in connection with the sale of the Shares.

5.   Publicity.

Except as agreed by the parties, neither the Company nor the Purchaser shall release any information to any third party with respect to any of the terms of this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld. This prohibition includes, but is not limited to, press releases, promotional materials and discussions with the media. If the Company determines that it is required by law to release information to any third party regarding the terms of this Agreement, it shall notify the Purchaser in advance of the intended disclosure. The notice to the Purchaser shall include the text of the information proposed for release. The Purchaser shall have the right to confer with the Company regarding the necessity for the disclosure and the text of the information proposed for release.

6.   Effective Date of the Agreement: Termination.

This Agreement shall be effective as of the date first stated above and shall not be terminable by either party for any reason except the serious and willful default of the other party, which remains uncured fifteen (15) days after the receipt of written notice from the non-defaulting party.

7.   Closing

The Purchaser shall make payment for the Shares by wire transfer to the account of The Liposome Company, Inc., account no. 959-701-257, routing number 021202162, at the Princeton branch of Summit Bank. The person to contact at that branch in the event of problems in transmission is Mr. Tom Weekes, whose telephone number is 609-987-3489. Such transfer shall be made before 3:00 p.m., Eastern Daylight Time, on April 29, 1997 (the "Closing Date"), at which time the Company shall deliver to the Purchaser's representative in New York, New York, or such other location as the parties may agree, certificates representing the Shares.

8.   Miscellaneous.

(a) The parties hereto may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of each of the parties.

(b) The terms set forth in this Agreement are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms.

(c) Any terms, covenants, representations, warranties or agreements of any party hereto may be waived at any time by an instrument in writing executed by the party for whose benefit such terms exist. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any terms, covenants, representations, warranties or agreements shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

(d) This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) The headings preceding the text of the paragraphs of this Agreement are for convenience only and shall not be deemed parts hereof.

(f) Any notice or demand desired or required to be given hereunder shall be in writing and given by personal delivery, certified or registered mail, air courier, telegram, facsimile or telex addressed as follows:

     To the Company:          The Liposome Company, Inc.
                         One Research Way
                         Princeton Forrestal Center
                         Princeton, NJ  08540-6619
                         Attention:  General Counsel

     To the Purchaser:        Ross Financial Corporation
                         c/o Dart Management Limited
                         P.O. Box 31363 S.M.B.
                         Grand Cayman, Cayman Islands
                         British West Indies
                         Attention:  Ms. Sharon M. Cornwell

(g) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, regardless of that or any other state's choice of law principles.

(h) The representations and warranties in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, or
     (b) delivery of and payment for the Shares under this Agreement.

     Please sign and return to the Company the enclosed copies of this letter, whereupon this letter will become a binding agreement between the Company and the Purchaser in accordance with its terms.



Very truly yours,

THE LIPOSOME COMPANY, INC.




By: /s/ Charles A.  Baker
Name:     Charles A. Baker
Title:    Chairman and Chief Executive Officer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

ROSS FINANCIAL CORPORATION





By:  Sharon M. Cornwell
     Authorized Signer




STKPRCH2.AGT